Exhibit 23



               CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Old Republic International Corporation on Form S-8 (File Nos. 2-66302, 33-38528, 33-49646, 33-32439, 2-80883,
33-52069) and on Form S-3 (File Nos. 33-49864 and 33-54104) of
our report dated March 13, 1996 on our audits of the consolidated financial statements of Old Republic International Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


                                         Coopers & Lybrand L.L.P.




Chicago, Illinois
March 27, 1996